Exhibit 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. APPOINTS JOSHUA S. HOROWITZ TO ITS BOARD AS INDEPENDENT DIRECTOR

Tampa, FL – April 17, 2015 – 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (“PIH” or the “Company”), announced today that it has appointed Joshua S. Horowitz to the Company’s Board of Directors. Mr. Horowitz will serve as an independent director. Separately, Mr. Hassan R. Baqar, will not be standing for re-election to the Company’s Board of Directors in the coming term.

Gordon G. Pratt, Chairman of the Board, said, “We welcome Josh to the Company’s Board of Directors. His broad knowledge of the capital markets and experience in asset management will play a large role in his contribution to the Board. Josh’s ability to evaluate and analyze value oriented opportunities, which he has done for many years, will make a great addition. We also want to thank Hassan for his support and service to our Board. We all benefitted from his counsel and expertise during the formation of PIH.”

Since January 2012, Mr. Horowitz has served as a managing director of Palm Ventures LLC, a private investment firm, where he focuses on investments in the public markets and helps oversee the Palm Global Small Cap Master Fund. Previously, Mr. Horowitz served as Director of Research of Inverlochy Capital, a value focused asset management firm that offers accounts to private and institutional clients. Prior to Inverlochy, he served as managing director of Sapinda GmbH, a private investment holding company, and Director of Research for Berggruen Holdings, a family office with over $2 billion in assets under management globally. In these positions, Mr. Horowitz analyzed and managed investments in a number of public and private companies, with a strong emphasis on insurance and financial firms. Since July 2014, Mr. Horowitz has served as a director of 1347 Capital Corporation (NASDAQ: TFSC).

Mr. Horowitz obtained a Bachelor of Science degree in Management from Binghamton University and also studied at the School of Management at the University of Bath in the UK. In March 2015, Mr. Horowitz successfully completed the Business of Insurance Certificate Program at St. John’s University.

Mr. Horowitz stated, "I am looking forward to joining the Board of PIH, a Company that I feel has a number of potential avenues for growth. The most successful companies that I have studied and invested in are those that can modulate that growth with a keen focus on value creation per share. PIH has the right team and balance sheet in place to execute its plan. I look forward to working with the management team to build shareholder value as the Company continues to expand its geographic presence in additional coastal markets."

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. In December 2012, the Company began providing property and casualty insurance to individuals in Louisiana through its wholly-owned subsidiary, Maison Insurance Company. The Company’s insurance offerings currently include homeowners’ insurance, manufactured home insurance and dwelling fire insurance.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements.  For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.  Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about 1347 Property Insurance Holdings, Inc., including its Annual Report on Form 10-K for the year ended December 31, 2014, can be found at the U.S. Securities and Exchange Commission's website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Forrest Hunt
Chief Executive Officer		Associate
(813) 579-6210 / draucy@maisonins.com		(212) 836-9610 / fhunt@equityny.com